Exhibit 99.1

SHAREHOLDERS OVERWHELMINGLY VOTE TO APPROVE BRINK’S ACQUISITION OF NCR ATLEOS

Richmond, Va. and Atlanta, Ga., June 30, 2026 – The Brink’s Company (NYSE: BCO) and NCR Atleos Corporation (NYSE: NATL) announced today that Brink’s shareholders and NCR Atleos’ stockholders overwhelmingly voted to approve Brink’s previously announced acquisition of NCR Atleos at special meetings held earlier today. These approvals represent a significant milestone toward the completion of the transaction, whereby Brink’s will acquire NCR Atleos and bring together the two companies’ complementary products, services and software to provide an even broader set of solutions for financial institutions and retail customers.

“Today’s votes mark a significant step forward in bringing together our two great companies and reflect strong shareholder support for the future of the combined business and the value it can create,” said Mark Eubanks, President and Chief Executive Officer of The Brink’s Company. “This combination will expand our presence in ATM managed services and digital retail solutions, enabling us to deliver a broader and more innovative set of offerings to our customers. With these expanded capabilities, we will be well positioned to serve customers more effectively and pursue attractive growth opportunities in large markets in the U.S. and abroad.”

Tim Oliver, President and Chief Executive Officer of NCR Atleos, said, “We thank our stockholders for their support, which reaffirms their confidence in the future value creation potential of the combined company. With Brink’s, we have the unique opportunity to accelerate the outstanding work the NCR Atleos team has accomplished and deliver enhanced offerings and more value to our customers.”

The transaction has also received clearance under the Hart-Scott-Rodino Antitrust Improvements Act and is expected to close by the end of the first quarter of 2027, subject to satisfaction of the remaining regulatory approvals and other customary closing conditions.

Additional information regarding the transaction is available in the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). Detailed voting results will be disclosed in Form 8-K filings with the SEC by each company.

About The Brink’s Company
The Brink’s Company (NYSE: BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 51 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com.

About NCR Atleos
NCR Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivalled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. NCR Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. For more information, visit www.ncratleos.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “assume,” “can,” “could,” “estimate,” “expect,” “target,” “possible,” “project,” “predict,” “intend,” “plan,” “believe,” “potential,” “may,” “should”, “will” and similar expressions are based on current expectations and assumptions and are subject to risks, uncertainties and contingencies, many of which are beyond our control and difficult to predict or quantify, and which could cause actual results to differ materially from those that are anticipated.

Factors that could cause actual results to differ include, but are not limited to: Brink’s ability to consummate the acquisition of NCR Atleos (the “Transaction”); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement with respect to the Transaction; Brink’s ability to finance the Transaction; Brink’s indebtedness, including the substantial indebtedness Brink’s will incur in connection with the Transaction and the need to generate sufficient cash flows to service and repay such indebtedness; failure to consummate any anticipated repayment of the combined company’s indebtedness or make any returns to shareholders in the expected timeframe or at all; failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy any other conditions to closing of the Transaction; failure to realize the anticipated benefits and synergies of the Transaction in the expected timeframe or at all, including as a result of a delay in consummating the Transaction; the success of integration plans and the time required to successfully integrate NCR Atleos’ operations with those of Brink’s; the focus of management’s time and attention on the Transaction and other potential disruptions arising from the Transaction; the effects of the announcement of the Transaction on Brink’s or NCR Atleos’ businesses; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Transaction; Brink’s or NCR Atleos’ ability to retain certain key employees following the public announcement of the Transaction; litigation related to the Transaction; Brink’s or NCR Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of NCR Atleos not identified during the due diligence process; the impact of the Transaction on the market price of Brink’s or NCR Atleos’ common stock and/or operating results; and general economic conditions that are less favorable than expected.

Additional information concerning other risk factors is also contained in Part I, Item 1A “Risk Factors” of (i) Brink’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, and (ii) NCR Atleos’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 and, in each case, in subsequent filings with the SEC.

The forward-looking information included in this press release is representative only as of the date of the communications included in this press release and Brink’s and NCR Atleos undertake no obligation to update, revise or clarify any information contained in this press release or forward-looking statements that may be made from time to time on either of their behalf, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Brink’s:
Investor Inquiries
Jesse Jenkins
jesse.jenkins@brinksinc.com

Media Inquiries
Kelly McNeff
(469) 549-6555
brinksmedia@brinks.com

OR

FGS Global
brinks@fgsglobal.com

For NCR Atleos:
Media Inquiries
Scott Sykes
scott.sykes@ncratleos.com

OR

Jim Golden, Jude Gorman, Tali Epstein
Collected Strategies
NATL-CS@collectedstrategies.com